UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2022

R1 RCM Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41428	87-4340782
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

434 W. Ascension Way 6th Floor Murray Utah	84123
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 324-7820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RCM	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

On November 8, 2022, R1 RCM Inc. (the “Company”) announced its financial results for its fiscal quarter ended September 30, 2022. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Chief Executive Officer Succession

On November 8, 2022, the Company announced that Joseph Flanagan, Chief Executive Officer and member of the board of directors of the Company (the “Board”), will step down from the position of Chief Executive Officer effective as of January 1, 2023. Mr. Flanagan will assume the non-executive role of Executive Advisor to the Chief Executive Officer and remain a member of the Board. The Company also announced that Lee Rivas, currently the President of the Company, was appointed by the Board to succeed Mr. Flanagan in the role of Chief Executive Officer of the Company and will become a member of the Board as of January 1, 2023.

Mr. Rivas, age 48, has served as President of the Company since June 21, 2022 when the Company closed the acquisition of Revint Holdings, LLC (“Cloudmed”). He has more than 20 years of leadership experience in technology and healthcare. Prior to joining the Company, he served as the Chief Executive Officer of Cloudmed. Mr. Rivas also served as a senior leader at RELX, a global provider of information analytics solutions, and as CEO of its healthcare division, where he was instrumental in building the healthcare technology business for LexisNexis Risk Solutions, which combined consumer, provider and health plan data to deliver analytic insight to customers. Prior to RELX, Mr. Rivas was an engagement manager with McKinsey & Company. He began his career as an officer in the U.S. Army, where he held several leadership positions in the U.S. and abroad. Mr. Rivas is a graduate of the United States Military Academy at West Point and has an M.B.A. from the Harvard Business School.

Flanagan A&R Employment Agreement

In connection with Mr. Flanagan’s transition, the Company and Mr. Flanagan entered into an amended and restated offer letter agreement, dated as of November 7, 2022 (the “Flanagan A&R Employment Agreement”), which, as of January 1, 2023, will supersede the employment agreement between the Company and Mr. Flanagan, dated as of March 23, 2021. Pursuant to the Flanagan A&R Employment Agreement, Mr. Flanagan will remain employed in the non-executive role of Executive Advisor to the Chief Executive Officer from January 1, 2023 through June 30, 2023, or such other date as mutually agreed upon by the parties (the “Employment Term”).

Under the terms of the Flanagan A&R Employment Agreement, while Mr. Flanagan is employed with the Company during the Employment Term, he will receive a base salary at of $200,000 per quarter. Mr. Flanagan will continue to be eligible to receive an annual performance bonus under the Company’s annual incentive plan for the 2022 calendar year so long as he remains employed by the Company through the date such bonuses are paid. Mr. Flanagan will also be eligible to receive a pro rata amount of the shares of the Company’s common stock to be earned upon vesting of the performance-based restricted stock units (“PBRSUs”) granted to him on May 1, 2021 and June 21, 2022 so long as he remains employed by the Company in good standing throughout the Employment Term and does not voluntarily terminate his employment pursuant to the terms of the Flanagan A&R Employment Agreement. Mr. Flanagan will not be eligible for any bonus or equity award grant with respect to his employment on or after January 1, 2023. Mr. Flanagan will continue to be entitled to participate in the employee and fringe benefit plans and programs that are generally available to the senior management of the Company. Mr. Flanagan will not be entitled to severance payments or benefits following termination for any reason.

Each of the payments and benefits set forth above is subject to Mr. Flanagan’s continued compliance with the terms and conditions of the Flanagan A&R Employment Agreement, including the restrictive covenant obligations, which include a non-solicitation covenant that applies for the duration of Mr. Flanagan’s employment and for a period of 18 months thereafter, a non-competition covenant that applies for the duration of Mr. Flanagan’s employment and for a period of 12 months thereafter and customary confidentiality, nondisclosure, assignment of intellectual property and mutual non-disparagement covenants.

Rivas A&R Employment Agreement

In connection with the appointment of Mr. Rivas as Chief Executive Officer, the Company and Mr. Rivas entered into an amended and restated offer letter agreement, dated as of November 7, 2022 (the “Rivas A&R Employment Agreement”), which, as of January 1, 2023, will supersede the employment agreement between the Company and Mr. Rivas, dated June 21, 2022. Pursuant to the Rivas A&R Employment Agreement, Mr. Rivas will receive an annualized base salary of $900,000 and will be eligible to receive an annual discretionary performance bonus for each year he is employed by the Company with a target of 120% of his annualized base salary. Mr. Rivas will also be eligible to participate in the Company’s long-term incentive program and to receive discretionary awards thereunder, with a target value of 680% of his annualized base salary. In addition, Mr. Rivas will be eligible for an initial grant of PBRSUs based on a value of $6,120,000, the terms which will be determined at a later date by the Human Capital Committee of the Board. Under the terms of the Rivas A&R Employment Agreement, if Mr. Rivas’ employment is terminated by the Company without “cause” or he resigns for “good reason” (each as defined in the Rivas A&R Employment Agreement), he will be entitled to receive the following severance benefits: (i) an amount equal to two times the sum of his base salary and annual performance target, payable over a period of 24 months following the termination; provided, however, that in the event of his resignation for “good reason” or termination by the Company without “cause” within 24 months following a change of control (as defined in the Rivas A&R Employment Agreement), such payment shall be made by the Company in a lump sum within 60 days following such termination, (ii) a prorated annual bonus for the calendar year in which his termination occurs, with the amount of such bonus based on the greater of (A) target performance and (B) actual performance results under the Company’s annual bonus plan and (iii) continued coverage under the Company’s group health plan of Mr. Rivas and his eligible dependents at the same cost as if he were an employee of the Company for up to 18 months following the termination. Mr. Rivas’ receipt of the severance benefits described in the previous sentence is subject to his execution (and non-revocation) of a release of claims in favor of the Company and his continued compliance with his restrictive covenant obligations, which include a non-solicitation covenant that applies for the duration of Mr. Rivas’ employment and for a period of 18 months thereafter, a non-competition covenant that applies for the duration of Mr. Rivas’ employment and for a period of 12 months thereafter and customary confidentiality, nondisclosure, assignment of intellectual property and mutual non-disparagement covenants.

There are no arrangements or understandings between Mr. Rivas and any other person pursuant to which Mr. Rivas was appointed as Chief Executive Officer of the Company. Mr. Rivas does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company is not aware of any related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”)) between Mr. Rivas and the Company.

President Succession

On November 8, 2022, the Company also announced that John Sparby, currently the Executive Vice President, Operations & Delivery and Chief Operating Officer, will succeed Mr. Rivas in the role of President of the Company effective as of January 1, 2023.

Mr. Sparby, age 47, has served as the Company’s Executive Vice President, Operations & Delivery and Chief Operating Officer since January 2021. He most recently served as Executive Vice President, Customer Operations as the operational leader of the Company’s revenue cycle customer engagements. Mr. Sparby joined the Company in January 2004 as Customer Executive and has since served the Company as Shared Services Operating Executive from January 2008 to December 2010, General Manager, East Region from January 2011 to December 2013, Senior Vice President, Customer Operations from January 2014 to December 2016 and Executive Vice President, Customer Operations from January 2017 to December 2020. Prior to joining the Company, Mr. Sparby spent six years at Stockamp & Associates leading large-scale, end to end revenue cycle re-engineering projects primarily for academic health systems, achieving significant income statement and balance sheet improvements.

Sparby Employment Agreement

In connection with the appointment of Mr. Sparby as President, the Company and Mr. Sparby entered into an offer letter agreement, dated as of November 7, 2022 (the “Sparby Employment Agreement”). Pursuant to the Sparby Employment Agreement, Mr. Sparby will receive an annualized base salary of $750,000 and will be eligible to receive an annual discretionary performance bonus for each year he is employed by the Company with a target of 100% of his annualized base salary. Mr. Sparby will also continue to be eligible to participate in the Company’s long-term incentive program and to receive discretionary awards thereunder, with a target value of 200% of his annualized base salary. Under the terms of the Sparby Employment Agreement, if Mr. Sparby’s employment is terminated by the Company without “cause” or he resigns for “good reason” (each as defined in the

Sparby Employment Agreement), he will be entitled to receive the following severance benefits: (i) an amount equal to his base salary, payable over a period of 12 months following the termination, (ii) a lump sum payment equal to his target annual bonus and (iii) continued coverage under the Company’s group health plan of Mr. Sparby and his eligible dependents at the same cost as if he were an employee of the Company for up to 12 months following the termination. Mr. Sparby’s receipt of the severance benefits described in the previous sentence is subject to his execution (and non-revocation) of a release of claims in favor of the Company and his continued compliance with his restrictive covenant obligations, which include a non-solicitation covenant that applies for the duration of Mr. Sparby’s employment and for a period of 18 months thereafter, a non-competition covenant that applies for the duration of Mr. Sparby’s employment and for a period of 12 months thereafter and customary confidentiality, nondisclosure, assignment of intellectual property and mutual non-disparagement covenants.

There are no arrangements or understandings between Mr. Sparby and any other person pursuant to which Mr. Sparby was appointed as President of the Company. Mr. Sparby does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company is not aware of any related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the SEC) between Mr. Sparby and the Company.

The foregoing is not a complete description of the parties’ rights and obligations under the Flanagan A&R Employment Agreement, the Rivas A&R Employment Agreement or the Sparby Employment Agreement and is qualified by reference to the full text and terms of the agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

The Company is hosting an investor conference call on November 8, 2022 regarding its financial results for the fiscal quarter ended September 30, 2022. The slide presentation to be used in conjunction with the investor conference call is furnished as Exhibit 99.2 to this Current Report on Form 8-K and will be posted on the Company’s website.

On November 8, 2022, the Company issued a press release announcing the Chief Executive Officer and President succession plan. A copy of the press release is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

The information in Item 2.02 and Item 7.01 of this Current Report on Form 8-K (including Exhibits 99.1, 99.2 and 99.3) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

10.1	Amended and Restated Offer Letter Agreement, dated as of November 7, 2022, by and between R1 RCM Inc. and Joseph Flanagan

10.2	Amended and Restated Offer Letter Agreement, dated as of November 7, 2022, by and between R1 RCM Inc. and Lee Rivas

10.3	Offer Letter Agreement, dated as of November 7, 2022, by and between R1 RCM Inc. and John Sparby

99.1	Press Release dated November 8, 2022, announcing financial results for the fiscal quarter ended September 30, 2022

99.2	Presentation dated November 8, 2022

99.3	Press Release dated November 8, 2022, announcing the Chief Executive Officer and President succession plan

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2022
R1 RCM Inc.

	By:	/s/ Rachel Wilson
Rachel Wilson
Chief Financial Officer